Press Release

Advanced Energy Announces Departure of Chief Financial Officer; Appoints Interim CFO

Fort Collins, Colo., December 28, 2017 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced that Thomas Liguori, Executive Vice President and Chief Financial Officer, is resigning effective January 26, 2018 to pursue another opportunity. Tom McGimpsey, currently Executive Vice President and General Counsel, will assume the additional role of CFO on an interim basis. Mr. McGimpsey has been with Advanced Energy for 8 years and has worked closely with Mr. Liguori. Mr. Liguori will assist in the transition of responsibilities until his departure date while the company conducts a formal search for a new CFO. There are no issues involving the Company’s financial statements, internal controls or financial reporting procedures that led to Mr. Liguori’s departure.

“After much consideration, I have made the decision to leave Advanced Energy to pursue a career opportunity,” said Mr. Liguori. “I want to thank Yuval for the opportunity to serve as his CFO. It has been a pleasure to be part of the Advanced Energy team and I wish them continued success in the future.”

Yuval Wasserman, President and Chief Executive Officer of Advanced Energy, commented, “On behalf of everyone at Advanced Energy, I’d like to thank Tom for his contributions during his tenure and wish him the very best in his new position.”

About Advanced Energy
Advanced Energy (NASDAQ: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Advanced Energy and the Advanced Energy logo are trademarks of Advanced Energy Industries, Inc. or one of its Affiliates in the United States and elsewhere.

For more information, contact:

Thomas McGimpsey Advanced Energy Industries, Inc. (970) 407-6326 tom.mcgimpsey@aei.com	Annie Leschin Advanced Energy Industries, Inc. (970) 407-6555 ir@aei.com

Forward-Looking Statements
The statements made herein that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products and services; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (e) the company’s ability to realize its plan to avoid additional costs after the solar inverter wind-down; (f) the accuracy of the company's assumptions on which its financial

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

statement projections are based; (g) the impact of product price changes, which may result from a variety of factors; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com